Exhibit 99.2

SYNCHRONY FINANCIAL
PLATFORM RESULTS
(unaudited, $ in millions)
	Quarter Ended
	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Jun 30, 2020	Mar 31, 2020	1Q'21 vs. 1Q'20
HOME & AUTO
Purchase volume(1)	$9,915	$10,327	$10,653	$9,729	$9,104	$811	8.9%
Period-end loan receivables	$25,456	$26,494	$26,202	$25,875	$26,673	$(1,217)	(4.6)%
Average loan receivables, including held for sale	$25,785	$26,214	$25,908	$25,792	$26,999	$(1,214)	(4.5)%
Average active accounts (in thousands)(3)	17,808	18,119	18,127	18,213	18,707	(899)	(4.8)%

Interest and fees on loans	$1,059	$1,147	$1,114	$1,079	$1,171	$(112)	(9.6)%
Other income	$15	$12	$14	$20	$12	$3	25.0%

DIGITAL
Purchase volume(1)	$9,340	$11,005	$9,038	$8,439	$7,394	$1,946	26.3%
Period-end loan receivables	$18,907	$20,427	$18,922	$18,945	$19,510	$(603)	(3.1)%
Average loan receivables, including held for sale	$19,437	$19,392	$18,807	$19,062	$19,755	$(318)	(1.6)%
Average active accounts (in thousands)(3)	17,318	16,898	16,440	16,414	16,490	828	5.0%

Interest and fees on loans	$903	$976	$915	$913	$997	$(94)	(9.4)%
Other income	$(12)	$(26)	$(16)	$(8)	$(4)	$(8)	200.0%

DIVERSIFIED & VALUE
Purchase volume(1)	$9,220	$11,267	$9,634	$7,683	$9,401	$(181)	(1.9)%
Period-end loan receivables	$14,217	$15,761	$14,825	$15,177	$16,769	$(2,552)	(15.2)%
Average loan receivables, including held for sale	$14,574	$15,024	$14,919	$15,425	$17,545	$(2,971)	(16.9)%
Average active accounts (in thousands)(3)	17,457	17,324	16,307	16,626	21,098	(3,641)	(17.3)%

Interest and fees on loans	$789	$822	$809	$849	$1,048	$(259)	(24.7)%
Other income	$5	$20	$38	$17	$15	$(10)	(66.7)%

HEALTH & WELLNESS
Purchase volume(1)	$2,648	$2,676	$2,738	$1,952	$2,659	$(11)	(0.4)%
Period-end loan receivables	$9,317	$9,580	$9,368	$9,222	$10,101	$(784)	(7.8)%
Average loan receivables, including held for sale	$9,442	$9,476	$9,245	$9,387	$10,260	$(818)	(8.0)%
Average active accounts (in thousands)(3)	5,706	5,724	5,708	5,966	6,379	(673)	(10.6)%

Interest and fees on loans	$558	$589	$552	$535	$597	$(39)	(6.5)%
Other income	$40	$27	$32	$23	$25	$15	60.0%

LIFESTYLE
Purchase volume(1)	$1,154	$1,383	$1,267	$1,286	$997	$157	15.7%
Period-end loan receivables	$4,988	$5,098	$4,842	$4,718	$4,575	$413	9.0%
Average loan receivables, including held for sale	$5,003	$4,920	$4,771	$4,551	$4,663	$340	7.3%
Average active accounts (in thousands)(3)	2,573	2,536	2,404	2,462	2,810	(237)	(8.4)%

Interest and fees on loans	$181	$187	$180	$172	$195	$(14)	(7.2)%
Other income	$5	$6	$5	$4	$5	$—	—%

CORP, OTHER(4)
Purchase volume(1)(2)	$2,472	$3,216	$2,683	$2,066	$2,487	$(15)	(0.6)%
Period-end loan receivables	$3,973	$4,507	$4,362	$4,376	$4,841	$(868)	(17.9)%
Average loan receivables, including held for sale	$4,117	$4,426	$4,355	$4,480	$5,206	$(1,089)	(20.9)%
Average active accounts (in thousands)(2)(3)	5,418	5,660	5,284	5,155	6,594	(1,176)	(17.8)%

Interest and fees on loans	$242	$260	$251	$260	$332	$(90)	(27.1)%
Other income	$78	$43	$58	$39	$44	$34	77.3%

TOTAL SYF
Purchase volume(1)(2)	$34,749	$39,874	$36,013	$31,155	$32,042	$2,707	8.4%
Period-end loan receivables	$76,858	$81,867	$78,521	$78,313	$82,469	$(5,611)	(6.8)%
Average loan receivables, including held for sale	$78,358	$79,452	$78,005	$78,697	$84,428	$(6,070)	(7.2)%
Average active accounts (in thousands)(2)(3)	66,280	66,261	64,270	64,836	72,078	(5,798)	(8.0)%

Interest and fees on loans	$3,732	$3,981	$3,821	$3,808	$4,340	$(608)	(14.0)%
Other income	$131	$82	$131	$95	$97	$34	35.1%

(1) Purchase volume, or net credit sales, represents the aggregate amount of charges incurred on credit cards or other credit product accounts less returns during the period.
(2) Includes activity and balances associated with loan receivables held for sale.
(3) Active accounts represent credit card or installment loan accounts on which there has been a purchase, payment or outstanding balance in the current month.
(4) Includes activity and balances associated with our program agreement with GAP Inc. which is scheduled to expire in April 2022.
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